                                  EXHIBIT 99.1

                                        CONTACT:  Robert K. Hynes (212) 355-5200
FOR IMMEDIATE RELEASE

             WHX SETS DATE FOR ITS 2004 ANNUAL STOCKHOLDERS MEETING

New York, N.Y. (March 25, 2004) WHX Corporation (NYSE: WHX) announced today that it has set a  meeting  date and a record  date for its 2004  annual  meeting  of stockholders.  The Company's  annual meeting will be held on Wednesday,  June 2,
2004,  at a place and time to be  announced.  The record  date for  stockholders entitled to vote at the meeting is April 20, 2004.

About the Company
-----------------

WHX is a holding  company  that has been  structured  to invest in and  manage a diverse  group of  businesses.  WHX's  primary  business  is Handy &  Harman,  a
diversified   manufacturing   company  with   activities   in  precious   metals
fabrication, specialty wire and tubing and engineered materials.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by
the  safe  harbors   created   thereby.   Investors  are   cautioned   that  all
forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.